Exhibit 99.1

DATALINK REPORTS 2011 FIRST QUARTER OPERATING RESULTS

Record First Quarter Results Beat Revenues and Earnings Guidance

CHANHASSEN, Minn., April 20, 2011 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its first quarter that ended March 31, 2011.  For the first quarter, revenues were $85.7 million compared to $62.5 million for the prior-year period, a 37% increase.  Product revenue was $55.6 million and services revenue was $30.1 million, up 46% and 23% respectively, from the first quarter of 2010.

GAAP Results

On a GAAP basis, the company reported net earnings of $1.7 million, or $0.12 per diluted share, for the first quarter ending March 31, 2011. This compares to loss of $891,000, or $0.07 per diluted share, in the first quarter of 2010.

Non-GAAP Results

Non-GAAP net earnings for the first quarter of 2011 were $2.2 million, or $0.16 per diluted share, compared to non-GAAP earnings of $107,000, or $0.01 per diluted share, in the first quarter of 2010.    A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Paul Lidsky, Datalink’s president and CEO, commented, “The first quarter of 2011 was another record quarter for Datalink.  Our momentum from a record 2010 has continued into 2011.  We reported record first quarter revenues of $85.7 million, GAAP earnings of $1.7 million and non-GAAP earnings of $2.2 million, both of which also exceeded our internal plan and investor guidance given at the beginning of the quarter.  This represents our eighth consecutive quarter of

non-GAAP net earnings.   Other significant accomplishments for the first quarter of 2011 include:

•                  We continue to see an increase in multi-million dollar accounts with Global 500 companies. In the first quarter we had 14 customers each purchase over $1 million of product and services from us as compared to 5 customers in the first quarter of 2010.  In addition, we acquired 67 new customers in the first quarter of 2011.

•                  Our customer intimacy is a corner stone to our go to market strategy to deliver premier services to our customers, as evident in our 21% increase in services to $30.1 million.

•                  We completed a successful follow-on public offering, resulting in the company raising $17.5 million and increasing our public float by 4.3 million shares.  These funds are intended for future acquisitions to accelerate our growth and increase our profitability.

•                  We exited the quarter with a strong balance sheet.  Our working capital increased $21 million to $42.6 million, which includes the proceeds from our public offering, from the fourth quarter and we have no debt.

•                  We entered into a $10 million line of credit agreement, which gives us additional capital availability for organic growth.

•                  We were named by CRN to the Tech Elite 250 which serves as the industry’s definitive list of solution providers with both deep technical expertise and premier certifications. Datalink was recognized as a best-of-breed integrator who has invested in technical know-how and earned premier certifications in the area of data center expertise for North American customers.”

Outlook

Based on the company’s backlog and sales pipeline we expect revenues to be between $80 million and $86 million for the second quarter of 2011 and we expect second quarter 2011 net earnings to be between $0.07 and $0.11 per diluted share on a GAAP basis, and net earnings to be between $0.09 and $0.13 per diluted share on a non-GAAP basis.  This compares to revenues

of $70.9 million in the second quarter of 2010.   GAAP net earnings per share in the second quarter of 2010 were break-even and non-GAAP net earnings per share were $0.06 per share.

“I am pleased with the strong start to the new year and as our second quarter guidance suggests, we expect this growth to continue into the second quarter of 2011.  Our second quarter guidance represents a 13% to 20% increase in revenues,” said Lidsky.  “I believe that our second quarter forecast is indicative of the steadily increasing demand for unified data center infrastructure and that our customers and prospects continue to invest in this area.  Datalink’s investments in our expanded product and services portfolio position us to take full advantage of this expanding market,” he added.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.02 per diluted share for the second quarter of 2011.

Effect of Accounting Change

Effective January 1, 2011, the company was required to adopt a new revenue recognition accounting standard.  This new standard, which applies to all resellers of computer hardware, requires that the company now recognize product revenues upon shipment versus upon installation under its old revenue recognition method.  Accordingly the company’s first quarter 2011 results reflects this new revenue recognition policy.  As discussed in the company’s first quarter 2011 revenue guidance approximately $7.5 million of revenues were recognized in the first quarter of 2011 that would have been recognized in the fourth quarter of 2010 if the company had been recognizing revenue upon shipment in 2010.

During the first quarter of 2011 approximately $14 million of revenues that booked upon shipment had not yet been installed at March 31, 2011 in accordance with the new revenue recognition accounting standard.  A more detailed disclosure and reconciliation will be provided in the company’s Form 10-Q for the first quarter of 2011.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (53318947). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Phone: 720-566-5110	Phone: 952-279-4816
Email: sgallagher@datalink.com	Email: gbarnum@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone: 952-279-4794
Fax: 952-944-7869
Email: einvestor@datalink.com
website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net sales:
Products	$55,600	$38,176
Services	30,094	24,368
Total net sales	85,694	62,544

Cost of sales:
Cost of products	42,226	29,862
Cost of services	22,713	18,073
Amortization of intangibles	—	277
Total cost of sales	64,939	48,212
Gross profit	20,755	14,332
Operating expenses:
Sales and marketing	9,157	7,667
General and administrative	3,829	3,503
Engineering	4,387	3,926
Integration and transaction costs	—	389
Amortization of intangibles	382	382
Total operating expenses	17,755	15,867
Earnings (loss) from operations	3,000	(1,535)
Interest income, net	3	5
Earnings (loss) before income taxes	3,003	(1,530)
Income tax expense (benefit)	1,255	(639)
Net earnings (loss)	$1,748	$(891)

Earnings (loss) per common share:
Basic	$0.13	$(0.07)
Diluted	$0.12	$(0.07)
Weighted average common shares outstanding:
Basic	13,626	12,737
Diluted	14,047	12,737

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$27,442	$8,988
Short term investments	1,994	—
Accounts receivable, net	55,156	57,779
Inventories	2,230	2,210
Current deferred customer support contract costs	52,028	48,715
Inventories shipped but not installed	6,264	7,191
Income tax receivable	—	1,064
Other current assets	1,011	607
Total current assets	146,125	126,554
Property and equipment, net	2,096	2,126
Goodwill	23,146	23,146
Finite life intangibles, net	4,837	5,219
Deferred customer support contract costs non-current	22,436	18,742
Other assets	297	285
Total assets	$198,937	$176,072
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,394	$28,749
Accrued commissions	3,460	3,546
Accrued sales and use tax	1,147	1,414
Accrued expenses, other	2,831	3,427
Income tax payable	57	—
Current deferred tax liability	3,723	3,723
Customer deposits	1,985	2,209
Current deferred revenue from customer support contracts	65,625	61,571
Other current liabilities	271	279
Total current liabilities	103,493	104,918
Deferred income tax liability	203	203
Deferred revenue from customer support contracts non-current	27,442	23,284
Other liabilities non-current	121	212
Total liabilities	131,259	128,617

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 17,170,131 and 13,569,533 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	17	14
Additional paid-in capital	61,804	43,332
Retained earnings	5,857	4,109
Total stockholders’ equity	67,678	47,455
Total liabilities and stockholders’ equity	$198,937	$176,072

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net earnings (loss) on a GAAP basis	$1,748	$(891)
Adjustments:
Amortization of intangible assets	—	277
Purchase accounting adjustment to Incentra and MCSI deferred revenue and cost, net	36	373
Total gross margin adjustments	36	650

Stock based compensation expense included in sales and marketing	30	89
Stock based compensation expense included in general and administrative	296	128
Stock based compensation expense included in engineering	99	76
Integration and transaction costs	—	389
Amortization of intangible assets	382	382
Total operating expense adjustments	807	1,064

Income tax expense	352	716

Non-GAAP net earnings	$2,239	$107

Non-GAAP net earnings per share - Basic	$0.16	$0.01
Non-GAAP net earnings per share - Diluted	$0.16	$0.01

Shares used in non-GAAP per share calculation - Basic	13,626	12,737
Shares used in non-GAAP per share calculation - Diluted	14,047	12,846

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net earnings (loss)	$1,748	$(891)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	24	92
Depreciation	240	215
Amortization of finite lived intangibles	382	659
Amortization of discount on short term investments	—	(11)
Income tax payable (receivable)	1,121	(556)
Stock based compensation expense	425	293
Changes in operating assets and liabilities, in 2010 net of effects of acquisition:
Accounts receivable, net	2,599	13,300
Inventories	907	(2,902)
Deferred costs/revenues/customer deposits, net	981	288
Accounts payable	(4,355)	(9,682)
Accrued expenses	(949)	(966)
Other	(512)	(480)
Net cash provided by (used in) operating activities	2,611	(641)

Cash flows from investing activities:
Sale (purchase) of investments	(1,994)	1,243
Purchases of property and equipment	(210)	(308)
Net cash provided by (used in) investing activities	(2,204)	935

Cash flows from financing activities:
Proceeds from stock offering	17,490	—
Payment of note payable due to seller of acquired business	—	(3,000)
Excess tax from stock compensation	97	(29)
Proceeds from issuance of common stock from option exercise	460	144
Tax withholding payments reimbursed by restricted stock	—	(29)
Net cash provided by (used in) financing activities	18,047	(2,914)

Increase (decrease) in cash and cash equivalents	18,454	(2,620)
Cash and cash equivalents, beginning of period	8,988	12,901
Cash and cash equivalents, end of period	$27,442	$10,281

Supplemental cash flow information:
Cash paid for income taxes	$38	$56
Cash received for income tax refunds	$—	$110